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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Advanced Viral Research Corp. of our Independent Auditors' Report dated February 21, 2003 on the December 30, 2002 and December 31, 2001 consolidated financial statements of Advanced Viral Research Corp. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Rachlin Cohen & Holtz LLP

RACHLIN COHEN & HOLTZ LLP
Certified Public Accountants

Miami, Florida
July 16, 2003




                                 EXHIBIT 23.1-1